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                                                                      EXHIBIT 22

                         SUBSIDIARIES OF NORSTAN, INC.

                                                          PERCENTAGE OF
                                         STATE OF       VOTING SECURITIES
                NAME                   INCORPORATION   OWNED BY THE COMPANY
                ----                   -------------   --------------------
Norstan Communications, Inc.             Minnesota             100%
Norstan Financial Services, Inc.         Minnesota             100%
Norstan Canada Inc.                      Minnesota             100%
Norstan Network Services, Inc.           Minnesota             100%
Connect Computer Company                 Minnesota             100%
Vadini, Inc. (d/b/a PRIMA Consulting)    Minnesota             100%
Norstan International, Inc.              Minnesota             100%
Norstan Network Services, Inc.
  of New Hampshire                     New Hampshire           100%
Norstan Information Systems, Inc.        Minnesota             100%
Summit Gear, Inc.                        Minnesota             100%
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